Source:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of L.A.M. Pharmaceutical Corp. As New Client

ST. PETERSBURG, Fla., Nov 30, PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of L.A.M. Pharmaceutical Corp. -- (NQB Pink
Sheets: LAMP) as it the newest client to join ISMR's services.

L.A.M. Pharmaceutical Corp. recently announced that the United States Patent Office has issued a patent (Patent No. 5,952,006) to L.A.M. Pharmaceutical Corp. which covers the Company's novel and proprietary topical Ionic Polymer Matrix (IPM) drugs for treating impotency.

L.A.M. Pharmaceutical Corp. has developed several drugs, which utilize the IPM technology. In addition to the sexual dysfunction patent referenced above, L.A.M. Pharmaceutical Corp. has received three other patents for their technology and has developed a number of drugs for the treatment of serious disease states. Such applications include arthritis, with a $4 billion market value, and eczema and male and female sexual dysfunction, with a total market value of $5 billion.

To receive investor information please contact: Investor Relations: Jeff Wolburgh 877-847-7719. For online investor information go to http://www.internetstockmarket.com/corpprof/l/lamp.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to L.A.M. Pharmaceutical Corp., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres.
Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.